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                                                                   EXHIBIT 23.04
                                                                   -------------


                CONSENT OF McDONALD & COMPANY SECURITIES, INC.


     We consent to the inclusion in this Registration Statement on Form S-4 of Old National Bancorp of the use of our opinion dated as of the date of the Proxy Statement, set forth as Appendix C to the Proxy Statement, which is part of this Registration Statement, and to the summarization thereof in the Proxy Statement and our opinion dated September 29, 1994 in the Proxy Statement under the caption "Opinion of Financial Advisor to FUSB." Further, we consent to all references to our firm in such Registration Statement.


                                /s/ McDONALD & COMPANY SECURITIES, INC.
                                McDONALD & COMPANY SECURITIES, INC.


Cleveland, Ohio
September 25, 1995